EXHIBIT 10.2
                              ASIA PROPERTIES, INC.
                        12707 High Bluff Drive, 2nd Floor
                               San Diego, CA 92130
                              Tel     619-350-4288
                              Fax     619-350-4289

August  25,  1998

Coldway,  Limited.
908  Universal  Commercial  Centre
69  Peking  Road,  TST
Hong  Kong

Re:  Consultancy  contract

Dear  Sirs,

We wish to engage your firm for a one year contract starting from September 1, 1998 for general consultancy, International business advise, and strategic planning.

Term:       ONE  YEAR  (Which  can  be  renewed  if  agreed  by both parties)

Amount:     US$5,000  per  month

Limits: Either party can terminate this agreement by notification in writing 30 days in advance.

Payments:   Remittances  will  be  sent  to the bank of your choice in the 1st week  of  every  month.


Sincerely,

/S/  DANIEL  S.  MCKINNEY

Daniel  S.  Mckinney
President,
Asia  Properties,  Inc.